Exhibit 99.1

April 13, 2022

NCR Updates Reportable Segments

Effective January 1, 2022, NCR Corporation (NYSE: NCR) realigned its reportable segments to correspond with changes to its operating model, management structure and organizational responsibilities. The reportable segments effective January 1, 2022 include: Payments & Network, Digital Banking, Self-Service Banking, Retail, and Hospitality.

•Payments & Network - We provide a cost-effective way for financial institutions, fintechs, and neobanks to reach and serve their customers through our network of automated teller machines ("ATMs") and multi-functioning financial services kiosks. We offer credit unions, banks, digital banks, fintechs, stored-value debit card issuers, and other consumer financial services providers access to our Allpoint retail-based ATM network, providing convenient and fee-free cash withdrawal and deposit access to their customers and cardholders as well as the ability to convert a digital value to cash, or vice versa, via NCRPay360. We also provide ATM branding, management and services to financial institutions and businesses.

•Digital Banking - NCR Digital Banking helps financial institutions implement their digital-first platform strategy by providing solutions for account opening, account management, transaction processing, imaging, and branch services to enable financial institutions to offer a compelling customer experience.

•Self-Service Banking - We offer solutions to enable customers in the financial services industry to reduce costs, generate new revenue streams and enhance customer loyalty. These solutions include a comprehensive line of ATM hardware and software, and related installation, maintenance, and managed and professional services.

•Retail - We offer software-led solutions to customers in the retail industry, leading with digital to connect retail operations end to end to integrate all aspects of a customer’s operations in indoor and outdoor settings from POS, to payments, inventory management, fraud and loss prevention applications, loyalty and consumer engagement. These solutions include retail-oriented technologies such as comprehensive API-point of sale retail software platforms and applications, hardware terminals, self-service kiosks including self-checkout ("SCO"), payment processing solutions, and bar-code scanners.

•Hospitality - We offer technology solutions to customers in the hospitality industry, including table-service, quick-service and fast casual restaurants of all sizes, that are designed to improve operational efficiency, increase customer satisfaction, streamline order and transaction processing and reduce operating costs. Our solutions include POS hardware and software solutions, installation, maintenance, managed and professional services as well as payment processing solutions.

•Corporate & Other - This includes income and expenses related to corporate functions that are not specifically attributable to an individual reportable segment along with any immaterial operating segment(s).

Eliminations includes revenues from contracts with customers and the related costs that are reported in the Payments & Network segment as well as in the Retail or Hospitality segments, including merchant acquiring services that are monetized via payments.

In this exhibit, we use certain non-GAAP measures, including “adjusted EBITDA”. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading “Non-GAAP Financial Measures” later in this exhibit.

Historical Segment Information (Unaudited)

The following is selected, recast segment financial data reflecting our new segment structure for the years ended December 31, 2021 and 2020 and for interim periods of 2021 and 2020.

	2021					2020
(in millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Revenue by segment
Payments & Network	$22	$54	$304	$295	$675	$20	$20	$23	$22	$85
Digital Banking	123	129	128	133	513	116	120	118	118	472
Self-Service Banking	628	645	637	707	2,617	641	637	653	671	2,602
Retail	520	562	541	608	2,231	461	470	542	557	2,030
Hospitality	179	215	224	231	849	170	160	173	183	686
Corporate and Other	77	77	75	68	297	99	79	83	85	346
Eliminations	(5)	(5)	(8)	(8)	(26)	(4)	(2)	(3)	(5)	(14)
Consolidated Revenue	$1,544	$1,677	$1,901	$2,034	$7,156	$1,503	$1,484	$1,589	$1,631	$6,207

Adjusted EBITDA by segment
Payments & Network	$3	$19	$111	$105	$238	$2	$1	$6	$6	$15
Digital Banking	54	55	52	52	213	58	53	60	55	226
Self-Service Banking	137	140	155	148	580	117	111	154	141	523
Retail	98	121	104	119	442	61	73	129	127	390
Hospitality	36	39	44	39	158	10	25	37	43	115
Corporate and Other	(67)	(89)	(109)	(104)	(369)	(59)	(61)	(135)	(111)	(366)
Eliminations	(3)	(4)	(5)	(6)	(18)	(1)	(1)	(2)	(3)	(7)
Total Adjusted EBITDA	$258	$281	$352	$353	$1,244	$188	$201	$249	$258	$896

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading enterprise technology provider that runs stores, restaurants and self-directed banking. NCR is headquartered in Atlanta, Ga., with 38,000 employees globally. NCR is a trademark of NCR Corporation in the United States and other countries.

Website: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: https://www.linkedin.com/company/ncr-corporation
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Scott Sykes
NCR Corporation
212.589.8428
scott.sykes@ncr.com

Investor Contact
Michael Nelson
NCR Corporation
678.808.6995
michael.nelson@ncr.com

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this exhibit NCR also uses the non-GAAP measures listed and described below.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). NCR determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus stock-based compensation expense; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles and restructuring charges, among others. NCR uses Adjusted EBITDA to manage and measure the performance of its business segments. NCR also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Reconciliation of Net Income from Continuing Operations Attributable to NCR (GAAP) to Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA) (Unaudited)

	2021					2020
$ in millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP)	$30	$(9)	$12	$64	$97	$23	$64	$31	$(125)	$(7)
Pension mark-to-market adjustment	—	—	—	(118)	(118)	—	—	—	34	34
Transformation and restructuring costs	8	7	5	46	66	5	8	19	202	234
Acquisition-related amortization of intangibles	20	23	45	44	132	22	19	21	19	81
Acquisition-related costs	27	56	9	6	98	—	—	—	(6)	(6)
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	70	76	104	107	357	63	68	70	74	275
Loss on Debt Extinguishment	—	—	42	—	42	—	—	20	—	20
Interest expense	45	61	68	64	238	50	57	60	51	218
Interest income	(3)	(1)	—	(4)	(8)	(1)	(1)	(3)	(3)	(8)
Income tax expense (benefit)	17	31	29	109	186	1	(34)	—	(20)	(53)
Stock-based compensation expense	44	37	38	35	154	25	20	31	32	108
Adjusted EBITDA (Non-GAAP)	$258	$281	$352	$353	$1,244	$188	$201	$249	$258	$896

4